Exhibit 99.1
Teladoc Health Announces Chief Financial Officer Transition
Provides Preliminary Third Quarter 2025 Consolidated Financial Results, Reaffirms Full-Year 2025 Consolidated Outlook
NEW YORK, Oct. 23, 2025 -- Teladoc Health (NYSE: TDOC), the global leader in virtual care, today announced that Mala Murthy will be stepping down from her role as Chief Financial Officer to pursue an opportunity outside of the healthcare industry.
Ms. Murthy will continue to serve in her role until her departure on November 21, 2025 and will present on the company’s third quarter earnings conference call.
The company has initiated a search process to identify its next CFO. To ensure a seamless transition while the search is completed, an interim leadership structure will be in place with key finance leaders reporting to Teladoc Health Chief Executive Officer Chuck Divita.
"On behalf of our board of directors, leadership team and employees, I would like to thank Mala Murthy for her six years of service to our company," said Divita. "As CFO, Mala made significant contributions to the company, building financial strength and advancing strategic priorities to support our market leadership position. I want to personally thank Mala for her partnership and wish her well in her next role.”
“It has been a privilege to serve as Teladoc Health’s Chief Financial Officer during a pivotal time in virtual care,” said Murthy. “I’m deeply grateful for the opportunity to have worked with such an exceptional, committed team.”
In conjunction with this leadership announcement, Teladoc Health reaffirmed its 2025 full-year consolidated revenue and adjusted EBITDA outlook issued on July 29, 2025 and provided selected unaudited preliminary results for the third quarter of 2025. For the three months ended September 30, 2025, consolidated revenue was $626.4 million and consolidated adjusted EBITDA was $69.9 million. Segment-level details and other information will be provided in the company’s third quarter earnings release.
Conference Call and Presentation Materials
As previously announced, the company will host a conference call at 5:00 p.m. ET on Wednesday, October 29, 2025 to discuss its third quarter 2025 financial results. Prior to the call, the company will issue a news release and related presentation materials that will include summary financial information for the quarter. The conference call can be accessed by dialing 1-833-470-1428 for U.S. participants and using the access code # 609817. For international participants, please visit the following link for global dial-in numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=90432. A live audio webcast will also be available online at https://ir.teladoc.com/news-and-events/events-and-presentations/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Preliminary Financial Information
This press release contains financial results that are preliminary, unaudited and subject to change in connection with the completion of the company’s financial closing process and the preparation of its financial statements for the quarter ended September 30, 2025. These preliminary results are not a comprehensive statement of our financial results for the quarter ended September 30, 2025, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period. Accordingly, undue reliance should not be placed on these preliminary financial results.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, the information under the caption “Financial Outlook” and statements we make regarding future financial or operating results, future numbers of members, BetterHelp paying users or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; (viii) the success of our operational review of the company to achieve a more balanced approach to growth and margin; and (ix) imposed and threatened tariffs by the United States and its trading partners, and any resulting disruptions or inefficiencies in our supply chain. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures:
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP financial measures to clarify and enhance an understanding of past performance, which includes adjusted EBITDA. We believe that the presentation of this financial measure enhances an investor’s understanding of our financial performance, and is commonly used by investors to evaluate our performance and that of our competitors. We further believe that this financial measure is useful to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business. We use this non-GAAP financial measure for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.
Adjusted EBITDA consists of net loss before provision for income taxes; other expense (income), net; interest income; interest expense; depreciation of property and equipment; amortization of intangible assets; restructuring costs; acquisition, integration, and transformation cost; goodwill impairments; and stock-based compensation.

Our use of this non-GAAP term may vary from that of others in our industry, and other companies may calculate such measure differently than we do, limiting its usefulness as a comparative measure.
Non-GAAP measures have important limitations as analytical tools and you should not consider them in isolation, and they should not be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, or any other measures derived in accordance with GAAP. Some of these limitations are:
•    adjusted EBITDA eliminates the impact of the provision for income taxes on our results of operations, and does not reflect other expense (income), net, interest income, or interest expense;
•    adjusted EBITDA does not reflect restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;
•    adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration, and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management and enterprise resource planning systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but rather, incremental costs incurred in connection with our acquisition and integration activities;
•    adjusted EBITDA does not reflect goodwill impairment charges; and
•    adjusted EBITDA does not reflect the significant non-cash stock-based compensation expense which should be viewed as a component of recurring operating costs.
In addition, although amortization of intangible assets and depreciation of property and equipment are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future, and adjusted EBITDA does not reflect any expenditures for such replacements.
We compensate for these limitations by using this non-GAAP measure along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, and other performance measures.
In evaluating this financial measure, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of this non-GAAP measure should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have not provided a full line-item reconciliation for net loss to adjusted EBITDA outlook because we do not provide an outlook on the individual reconciling items between net loss and adjusted EBITDA. This is due to the uncertainty as to timing, and the potential variability, of the individual reconciling items such as impairments, stock-based compensation and the related tax impact, provision for income taxes, acquisition, integration, and transformation costs, and restructuring costs, the effect of which may be significant. Accordingly, a full line-item reconciliation of the GAAP measure to the corresponding non-GAAP financial measure outlook is not available without unreasonable effort.

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA:
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended September 30,
	2025	2024
Net loss	$ (49,507)	$ (33,276)
Add:
Provision for income taxes	(715)	780
Other expense (income), net	815	(2,239)
Interest expense	4,526	5,660
Interest income	(7,081)	(15,326)
Depreciation of property and equipment	2,612	2,666
Amortization of intangible assets	85,757	86,906
Restructuring costs	1,950	3,580
Acquisition, integration, and transformation costs	1,931	457
Goodwill impairments	12,625	—
Stock-based compensation	16,996	34,047
Total Adjustments	119,416	116,531
Consolidated Adjusted EBITDA	$ 69,909	$ 83,255
About Teladoc Health
Teladoc Health (NYSE: TDOC) is the global leader in virtual care. The company is delivering and orchestrating care across patients, care providers, platforms, and partners — transforming virtual care into a catalyst for how better health happens. Through our relationships with health plans, employers, providers, health systems and consumers, we are enabling more access, driving better outcomes, extending provider capacity and lowering costs. Learn more at teladochealth.com.
Investors:
Michael Minchak
IR@teladochealth.com
617-444-9612
Media:
Raul Damas
teladoc@brunswickgroup.com
917-678-1842